Exhibit 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER

AND PRINCIPAL FINANCIAL OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned hereby certifies that, to his knowledge, (i) the Form 10-K filed by Carolina Bank Holdings, Inc. (the "Issuer") for the year ended December 31, 2015, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

Date: March 23, 2016	/s/ Robert T. Braswell
Robert T. Braswell
President and Chief Executive Officer

Date: March 23, 2016	/s/ T. Allen Liles
T. Allen Liles
Chief Financial Officer and
Principal Accounting Officer